EXHIBIT 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of G&K SERVICES, INC., a Minnesota corporation (the "Company"), hereby constitute and appoint DOUGLAS A. MILROY, his or her true and lawful attorneys-in-fact and agents, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file the Annual Report of the Company and Form 10-K for the fiscal year ended June 27, 2015, to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 including any amendment or amendments, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys full power and authority to do and perform each and every thing, requisite and necessary to be done in and about the premises in order to execute the same as fully to all intents and purposes as he, she, himself, or herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or could cause to be done by virtue hereof.
IN WITNESS WHEREOF, G&K SERVICES, INC. has caused this Power of Attorney to be executed in its name by its directors this 20st day of August, 2015.

/s/ Douglas A. Milroy
Douglas A. Milroy

/s/ John S. Bronson
John S. Bronson

/s/ Lynn Crump-Caine
Lynn Crump-Caine

/s/ Wayne M. Fortun
Wayne M. Fortun

/s/ Thomas R. Greco
Thomas R. Greco

/s/ Ernest J. Mrozek
Ernest J. Mrozek

/s/ M. Lenny Pippin
M. Lenny Pippin

/s/ Alice M. Richter
Alice M. Richter

/s/ Lee J. Schram
Lee J. Schram